UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2013

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                         Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Five Star Quality Care, Inc., or the Company, held on May 16, 2013, the Company’s stockholders elected Bruce M. Gans, M.D. as the Independent Director in Group III of the Board of Directors for a three year term of office until the Company’s 2016 annual meeting of stockholders and to serve until his successor shall have been elected and qualified.  Dr. Gans received the following votes: For — 15,863,938; Withhold — 19,659,799; and Broker Non-Votes — 9,081,829.

The Company’s stockholders approved a nonbinding advisory resolution on the compensation paid to the Company’s executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement dated February 21, 2013, relating to the Company’s 2013 annual meeting of stockholders.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
28,801,839	5,261,298	1,460,600	9,081,829

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
36,048,794	6,595,248	1,961,524	N/A

The results reported above are final voting results.

Item 8.01                         Other Events.

Director Compensation

On May 16, 2013, the Company updated its director compensation arrangements.  A summary of the Company’s currently effective director compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On May 16, 2013, the Company granted each of the Company’s directors 7,500 shares of common stock, par value $0.01 per share, valued at $4.86, the closing price of the Company’s common stock on the New York Stock Exchange on that day, consistent with the Company’s director compensation arrangements.

Item 9.01                         Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Summary of Director Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

	By:	/s/ Paul V. Hoagland
	Name:	Paul V. Hoagland
	Title:	Treasurer and Chief Financial Officer

Dated: May 20, 2013